Exhibit 10.31

THE AZEK COMPANY INC.

KEY EMPLOYEE BONUS PLAN

1.	Effective Date and Purpose

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of The AZEK Company Inc. (“AZEK” and, together with its subsidiaries and affiliates and their respective successors and assigns, the “Company”) hereby adopts The AZEK Company Inc.’s Key Employee Bonus Plan (the “Plan”) effective as of November [•], 2021 (the “Effective Date”). The purpose of the Plan is to provide an incentive to attract, retain and reward selected employees of the Company to contribute to the Company’s growth and profitability.

2.	Eligibility

Participation in the Plan shall be limited to employees who are selected by the Senior Leadership Team (the “SLT”) and subsequently approved by the Chief Executive Officer (the “CEO”) or the Committee with respect to participants who are subject to the disclosure requirements of Section 16(a) of the Exchange Act (each such employee, a “Section 16 Officer” and any employee approved to participate in the Plan, a “Key Employee”). To be eligible to receive an Award (as defined below) with respect to any Performance Period (as defined below), a Key Employee must be actively employed by the Company on the last day of the Performance Period in which an Award is earned and the day the Award is paid in accordance with Section 4(e), except as otherwise determined by the CEO or the Committee, as applicable. Newly hired eligible employees may be eligible to receive a prorated Award for a Performance Period.

3.	Administration

The administration of the Plan shall be consistent with the purpose and the terms of the Plan. The Plan shall be administered by the Committee, which may amend, suspend or terminate the Plan, or any Key Employee’s participation in the Plan, at any time. Notwithstanding the foregoing, the CEO may exercise the authority of the Committee to the extent provided herein and, with respect to such authority delegated herein to the CEO, any references to the Committee herein shall be deemed to include the CEO as applicable. The Committee shall have full authority to establish the rules and regulations relating to the Plan, to interpret the Plan and those rules and regulations, to decide the facts in any case arising under the Plan and to make all other determinations, including factual determinations, and to take all other actions necessary or appropriate for the proper administration of the Plan. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

All Awards are made conditional upon the Key Employee’s acknowledgement by acceptance of the Award, and that all decisions and determination of the Committee shall be final and binding on the Key Employee, his or her beneficiaries and any other person having or claiming an interest under such Award. The administration of the Plan by the Committee including all such rules and regulations, interpretations, selections, determinations, approvals, decisions, delegations, amendments, terminations and other actions, shall be final and binding. Target Award Levels and Awards need not be uniform as among Key Employees.

4.	Determination of Awards

(a)Performance Period.  Each “Performance Period” shall be a fiscal year of the Company or any other period designated by the Committee with respect to which an Award may be earned.

(b)Setting Target Award Levels and Performance Goals.

(i)For each Performance Period, the Committee shall determine: (A) the Key Employees for the Performance Period, (B) each Key Employee’s Target Award Level, and (C) the Performance Goals for the Performance Period (and how they are weighted, if applicable).  With respect to Key Employees who are not Section 16 Officers, the CEO shall have authority to determine:  (A) the Key Employees for the Performance Period, (B) each Key Employee’s Target Award Level and (C) the Performance Goals for the Performance Period (and how they are weighted if applicable).

(ii)The Committee may establish the target incentive amount for any Participant with respect to any Performance Period in its sole discretion (the “Target Award Level”). The Target Award Level may be designated as a dollar amount, percentage of base salary, or such other measure, as determined by the Committee, and may be established at or with different levels, including minimum or maximum levels, and at such time or times as the Committee determines in its sole discretion. The Committee may at any time prior to the final determination of Awards change the Target Award Level of any Key Employee or assign a different Target Award Level to a Key Employee to reflect any change in the Key Employee’s responsibility level or position during the course of the Performance Period.

(iii)The Committee may establish performance goals (the “Performance Goals”) (and how they are weighted, if applicable) for Key Employees, specific business units and/or the Company as a whole at such time or times as the Committee determines in its sole discretion. The Performance Goals may be (but need not be) different for each Performance Period and different Performance Goals may be applicable to different Key Employees.

(c)Earning an Award. Generally, the actual amount of the incentive award earned by a Key Employee under the Plan for any Performance Period (an “Award”) will be based on the level of achievement of the Performance Goals established by the Committee for that Performance Period. A Key Employee will receive no Award if the level of achievement of all Performance Goals is below the minimum required to earn an Award for the applicable Performance Period.

(d)Discretionary Awards; Adjustment of Awards. In addition to the Award paid to a Key Employee under the Plan, if any, the Committee, may pay to a Key Employee an additional amount, taking into account such factors as it deems appropriate and determines in its sole and absolute discretion.  The Committee may adjust all or part of an Award, including downward or upward adjustments, based upon a Key Employee’s individual performance or other factors determined by the Committee in its discretion.

(e)Payment of Awards. A Key Employee’s Award shall be paid in cash, an AZEK equity-based award of equivalent value, or such other form of consideration determined by the Committee in its sole discretion, or a combination of the foregoing, as soon as administratively practicable after the end of the Performance Period, and no later than March 15 of the following calendar year.

5.	Miscellaneous Provisions

(a)No Employment Right. The Plan is not a contract between the Company and the eligible employees or the Key Employees. Neither the establishment of the Plan, nor any action taken hereunder, shall be construed as giving any eligible employee or any Key Employee any right to be retained in the employ of the Company or a right to an Award. The Company is under no obligation to continue the Plan. Nothing contained in the Plan shall limit or affect in any manner or degree the normal and usual powers of management, exercised by the officers and the Board or committees thereof, to change the duties or the character of employment of any employee of the Company or to remove the individual from the employment of the Company at any time, all of which rights and powers are expressly reserved.

(b)No Assignment. A Key Employee’s right and interest under the Plan may not be assigned or transferred and any attempted assignment or transfer shall be null and void and shall extinguish, in the Key Employee’s sole discretion, the Company’s obligation under the Plan to pay Awards with respect to the Key Employee.

(c)Unfunded Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment of Awards.

(d)Withholding Taxes. The Company shall have the right to deduct from Awards paid any taxes or other amounts required by law to be withheld.

(e)Section 409A of the Code. The Company intends that Awards under this Plan shall be exempt from Section 409A of the Internal Revenue Code and the regulations promulgated thereunder (“Section 409A”), and this Plan shall be interpreted, construed and administered in accordance with such intent. To the extent that any Award is not exempt from the application of the requirements of Section 409A, this Plan and the Award shall be construed and interpreted in a manner so as to comply with such requirements.

(f)Clawback. All Awards under this Plan shall be subject to forfeiture or other penalties under any clawback policy or provision that may be implemented by the Company from time to time or set forth in an applicable Award, whether adopted prior to, on or after the Effective Date.

(g)Governing Law. The validity, construction, interpretation and effect of the Plan shall exclusively be governed by and determined in accordance with the law of the State of Delaware.

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